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                                                                     EXHIBIT 5.1



                        [LINDQUIST & VENNUM P.L.L.P. LETTERHEAD]




                                     November 22, 1996




Ault Incorporated
7300 Boone Avenue North
Minneapolis, Minnesota 55428-1910

Re:  Registration Statement on Form S-2
     File No. 333-14965

Ladies and Gentlemen:

     In connection with (i) the proposed issuance by Ault Incorporated (the "Company") of 1,800,000 common shares of the Company, no par value ("Common Stock"), plus up to an additional 270,000 shares of Common Stock to be issued if the Underwriters exercise their entire over-allotment option and (ii) the proposed issuance to the Underwriters of warrants to purchase up to 144,900 shares of Common Stock (the "Underwriters' Warrant"), please be advised that as counsel to the Company and based upon examination of documents and records of the Company as we deemed necessary and the above referenced Registration Statement on Form S-2, as amended, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Registration Statement"), it is our opinion that:

1. The Company is a validly existing corporation in good standing under the laws of the State of Minnesota.

2. The 1,800,000 shares of Common Stock being offered by the Company, plus up to an additional 270,000 shares of Common Stock to be issued if the Underwriters exercise their over-allotment option, when issued and paid for as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

3. The shares of Common Stock issuable upon exercise of the Underwriters' Warrant, when issued and paid for as contemplated by the Underwriters' Warrant, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus included within the Registration Statement.


                                       Very truly yours,

                                       LINDQUIST & VENNUM P.L.L.P.

                                       /s/ Lindquist & Vennum P.L.L.P.